UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2011

Western Alliance Bancorporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	C17075-1995	88-0365922
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One E Washington Street, Suite 1400, Phoenix, Arizona		85004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-389-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 25, 2011, upon the recommendation of the Compensation Committee, the Board of Directors of Western Alliance Bancorporation (the "Company") modified the compensation arrangements for four of its named executive officers. Following its exit from the U.S. Department of the Treasury’s Troubled Asset Relief Program on September 27, 2011, the Company will discontinue issuing salary shares to its named executive officers.

In lieu of salary shares the named executive officers otherwise would have received through the end of 2011, the Board of Directors approved a restricted stock award of 18,217 shares to Robert G. Sarver, Chairman and Chief Executive Officer, 17,483 shares to Kenneth A. Vecchione, President and Chief Operating Officer, 5,647 shares to Dale Gibbons, Executive Vice President and Chief Financial Officer, and 4,735 shares to Gerald Cady, Executive Vice President of California Administration. The restricted stock will vest to the executive officers over three years, with 50% vesting on the second anniversary of the grant and the remaining 50% vesting on the third anniversary of the grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Alliance Bancorporation

October 31, 2011	By:	/s/ Dale Gibbons

Name: Dale Gibbons
Title: Executive Vice President and Chief Financial Officer